UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

NNN REIT, INC.

(exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

450 South Orange Avenue, Suite 900, Orlando, Florida 32801

(Address of principal executive offices, including zip code)

(407) 265-7348

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	NNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Kevin B. Habicht

On January 6, 2025, NNN REIT, Inc. (the “Company”) announced that Kevin B. Habicht, the Company’s Executive Vice President, Chief Financial Officer, Assistant Secretary, Treasurer and the Company’s principal financial officer (the “EVP and CFO”) and a member of the Board of Directors (the “Board”) of the Company will retire from employment with the Company and as a member of the Board effective as of March 31, 2025 (such date, the “Retirement Effective Date”). Mr. Habicht will remain the EVP and CFO through the Retirement Effective Date and he will thereafter assist the Company with transitional and other assigned matters. In addition, Mr. Habicht will continue to serve as a member of the Board through the Retirement Effective Date.

In connection with his retirement, the Company and Mr. Habicht entered into a Retirement and Transition Agreement (the “Retirement Agreement”). The principal terms of the Retirement Agreement provide that:

•
Mr. Habicht will continue to be paid his annual base salary through the Retirement Effective Date. In addition, Mr. Habicht will be eligible to receive a prorated annual bonus for 2025 based on actual performance calculated in a manner consistent with the Company’s bonus plan for 2025.
•
The equity awards held by Mr. Habicht as of the Retirement Effective Date will be treated as follows:
o
All of the restricted stock awards subject to only time-based vesting conditions will vest as of immediately prior to the Retirement Effective Date; and
o
The restricted stock awards subject to performance-based vesting conditions will continue to vest following the Retirement Effective Date on the same vesting terms and schedule (including attainment of applicable performance goals) as set forth in the applicable award agreements; however, the number of shares of Company common stock subject to such awards that vest shall be prorated for any partial period of service with the consulting period included in such service period.
•
In order to facilitate the transition, Mr. Habicht will make himself available to consult with the Company as reasonably requested by the Company from time to time for the 20-month period following the Retirement Effective Date. In consideration for the consulting services, commencing on the Retirement Effective Date, the Company will pay Mr. Habicht a monthly fee of $45,000. The remainder of the monthly consulting fee will be paid to Mr. Habicht in a lump sum if he ceases to provide consulting services to the Company under certain circumstances.

Mr. Habicht will receive the foregoing payments and benefits provided he executes and does not revoke a release of claims in favor of the Company, and he complies with non-competition, non-solicitation, non-disclosure and non-disparagement covenants described in the Retirement Agreement.

The foregoing summary of the terms and conditions of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Appointment of Vincent H. Chao as Executive Vice President

On January 6, 2025, the Company also announced that the Board has appointed Vincent H. Chao, age 50, as Mr. Habicht’s successor. As of January 9, 2025 (such date, the “Appointment Effective Date”), Mr. Chao will be appointed as an Executive Vice President. Effective on April 1, 2025, Mr. Chao will assume the positions of Chief Financial Officer, Assistant Secretary and Treasurer and serve as the Company’s principal financial officer.

Mr. Chao joins NNN with extensive public company and investment banking experience. He was most recently Managing Director, Finance at RPT Realty, a publicly-traded retail real estate investment trust that was acquired by Kimco Realty in 2024. At RPT Realty, Mr. Chao was responsible for capital markets, corporate finance, investor relations, portfolio management and data analytics. Previously he was the Head of U.S. REIT Research at Deutsche Bank Securities, Inc. His past experience also includes operational and project management roles at Procter and Gamble. Mr. Chao holds a Bachelor of Science in Mechanical Engineering from Cornell University and a Master of Business Administration from New York University’s Stern School of Business. He is a CFA Charterholder and a member of ICSC and Nareit.

The terms of the Employment Letter are as follows:

•
Mr. Chao will be entitled to receive an annual base salary of $500,000.
•
Mr. Chao will be eligible to receive an annual cash performance-based bonus determined in accordance with the Company’s executive compensation policies in effect during his employment.
•
Mr. Chao will be eligible to receive equity awards under the Company’s 2017 Performance Incentive Plan, including an initial grant of 10,000 restricted shares in connection with the commencement of his employment. The restricted share award will fully vest on January 9, 2028 subject to Mr. Chao’s continuous employment through such date.
•
Mr. Chao will receive a sign-on bonus of $75,000 plus a 25% tax gross up on said sum to cover the cost of relocating to the Company’s office in Orlando, Florida.
•
Mr. Chao will be eligible to participate in the Company’s benefits plans, and will receive certain additional fringe benefits.
•
The Company will reimburse Mr. Chao for all ordinary and reasonable out-of-pocket expenses related to the performance of his services.

The foregoing summary of the terms and conditions of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Executive Severance Plan

On January 19, 2022, the Board adopted the Executive Severance Plan applicable to certain employees of the Company who are designated as participants by the Compensation Committee of the Board (the “Committee”) and who enter into a letter agreement with the Company. Mr. Chao has been designated as a participant in the Executive Severance Plan effective as of the Appointment Effective Date, with a “termination payment multiple” of two and one-half and a “change of control termination payment multiple” (as such terms are defined in the Executive Severance Plan) of two and one-half.

The “termination payment multiple” applies on a termination of a participant’s employment by the Company without “cause” or by the participant for “good reason” (as such terms are defined in the Executive Severance Plan) and the “change of control termination payment multiple” applies on a termination of a participant’s employment by the Company without “cause” or by the participant for “good reason”, in each case during the period beginning on the date that is three months prior to the consummation of a “change of control” of the Company and ending on the date that is 12 months after the consummation of such “change of control” of the Company (such period, the “Change of Control Protection Period”).

Death or Disability Severance Benefits. If a participant’s employment is terminated due to such participant’s death or disability, such participant will be eligible to receive: (a) a lump sum cash payment equal to a prorated portion of such participant’s annual bonus at the “target” level for the year of termination; (b) in the event of such participant’s death, (i) a lump sum cash payment equal to two months of such participant’s annual base salary, and (ii) one-year of continued Company-paid health coverage for participant’s spouse and dependents; (c) vesting of any unvested time-based equity awards; and (d) vesting of any unvested performance-based equity awards at the “target” level of performance.

Termination without Cause or for Good Reason Severance Benefits. If a participant’s employment is terminated by the Company without “cause” or by such participant for “good reason”, such participant will be eligible to receive: (a) a cash payment equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by his or her annual base salary; (b) a cash payment equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by such participant’s average annual bonus for the three years of employment prior to termination (provided, however, if such participant serves as the Company’s Chief Executive Officer (the “CEO”) on his or her termination date, such termination occurs on or after the consummation of a “change of control” and such participant has not been employed for three years, then the amount payable to such participant under this clause (b) will be equal to such participant’s “termination payment multiple” (or, if such termination occurs during the Change of Control Protection Period, such participant’s “change of control termination payment multiple”) multiplied by such participant’s average annual bonus for the years of employment that such participant served as the CEO); (c) one-year of continued Company-paid health coverage; (d) in the event of such termination during the Change of Control Protection Period, a payment equal to a prorated portion of such participant’s annual bonus at the “target” level for the year of termination; (e) vesting of any unvested time-based equity awards; and (f)

vesting of a pro-rated portion of any unvested performance-based equity awards based on attainment of actual performance. The cash payments in clauses (a) and (b) are payable in equal installments over a 12-month period.

Retirement Severance Benefits. If a participant’s employment is terminated due to retirement (as approved by the Board), such participant will be eligible to receive: (a) a lump sum cash payment equal to a prorated portion of such participant’s annual bonus based on attainment of actual performance for the year of termination; (b) vesting of any unvested time-based equity awards; and (c) vesting of a pro-rated portion of any unvested performance-based equity awards based on attainment of actual performance.

Change of Control Equity Benefits. On a “change of control” of the Company, a participant will be eligible to receive: (a) vesting of any unvested time-based equity awards; and (b) vesting of any unvested performance-based awards at the “target” level of performance; provided that, if the participant has previously been terminated from employment without “cause” or for “good reason” and the “change of control” occurs prior to the vesting of any such unvested performance-based equity awards, then the performance-based equity awards will vest at the “target” level of performance as of the effective date of such “change of control”.

Conditions to Receipt of Severance. A participant must execute a letter agreement with the Company that contains non-competition, non-solicitation, non-disclosure and non-disparagement covenants. Additionally, other than in the case of a termination of employment due to death or disability, the participant’s receipt of severance payments and benefits under the Executive Severance Plan is contingent upon such participant timely signing and not revoking a release of claims in favor of the Company and such participant complying with the restrictive covenants in his or her letter agreement.

Excise Tax. In the event any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a participant would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, a participant will be entitled to receive either full payment of such payments or benefits or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the participant. No excise tax gross-ups are provided for in the Executive Severance Plan.

The foregoing summary of the terms and conditions of the Executive Severance Plan is qualified in its entirety by reference to the full text of the Executive Severance Plan, a copy of which is attached as Exhibit 10.3 to the Company’s Form 8-K filed on January 21, 2022, and is incorporated by reference herein.

Additional information about these actions is included in the Company’s press release dated January 6, 2025, a copy of which can be found on the Company’s website at https://www.nnnreit.com.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

10.1	Retirement and Transition Agreement, dated as of January 9, 2025, between the Company and Kevin B. Habicht.
10.2	Employment Letter, dated as of January 9, 2025, between the Company and Vincent H. Chao.
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN REIT, Inc.

Dated: January 10, 2025	By:	/s/ Kevin B. Habicht
Kevin B. Habicht
Executive Vice President and Chief Financial Officer